EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We consent to the incorporation by reference in the Registration Statement of Tasty Baking Company and subsidiaries on Form S-8 (File No. 33- 18904) of our report dated June 3, 1997, on our audits of the financial statements and supplemental schedules of the Tasty Baking Company Thrift Plan as of December 31, 1996 and December 30, 1995, and for the three fiscal years in the period ended December 31, 1996, which report is included in this Annual Report on Form 11-K.










COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 20, 1997